EXHIBIT 107

CALCULATION OF FILING FEE TABLES

FORM F-3

(Form Type)

TANTECH HOLDINGS LTD

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (3)(4)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-		-
Fees Previously Paid	Equity	Common Shares, par value $0.24	-	(1)(2)	-	-
	Other	Share Purchase Contracts and Share Purchase Units(6)	-	(1)(2)(5)	-	-
	Debt	Debt Securities	-	(1)(2)(6)	-	-
	Other	Warrants	-	(1)(2)(7)	-	-
	Other	Rights	-	(1)(2)(8)	-	-
	Other	Units	-	(1)(2)(9)	-	-
	Unallocated (Universal) Shelf	-	Rule 457(o)	-	-	$50,000,000	$110.20	$5,510

Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, par value $0.24	Rule 415(a)(6)	(10)	(4)	(11)	-	-	F-3	333-248197	August 31, 2023
Carry Forward Securities	Other	Share Purchase Contracts and Share Purchase Units(6)	Rule 415(a)(6)	(10)	(4)	(11)	-	-	F-3	333-248197	August 31, 2023
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)	(2)(10)(12)	(4)	(11)	-	-	F-3	333-248197	August 31, 2023
Carry Forward Securities	Other	Warrants	Rule 415(a)(6)	(2)(10)(12)	(4)	(11)	-	-	F-3	333-248197	August 31, 2023
Carry Forward Securities	Other	Rights	Rule 415(a)(6)	(2)(10)(12)	(4)	(11)	-	-	F-3	333-248197	August 31, 2023
Carry Forward Securities	Other	Units	Rule 415(a)(6)	(2)(10)(12)	(4)	(11)	-	-	F-3	333-248197	August 31, 2023
Carry Forward Securities	Unallocated (Universal) Shelf	(10)	415(a)(6)	$50,000,000 (10)(12)	(4)	$50,000,000(11)	-	-	F-3	333-248197	August 31, 2023	$6,490.21 (12)

	Total Offering Amounts					$100,000,000		$5,510
	Total Fees Previously Paid							$-
	Total Fee Offsets							$-
	Net Fee Due							$5,510

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(1)

There are being registered hereunder such indeterminate number of (i) common shares, (ii) share purchase contracts and share purchase units, (iii) debt securities, (iv) warrants, (v) rights and (iv) units, as shall have an aggregate initial offering price not to exceed $50,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act. Such indeterminate amounts may from time to time be issued at indeterminate prices, in U.S. Dollars. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This registration statement also includes such presently indeterminate number of securities as may be issuable from time to time upon conversion or upon exercise of, or in exchange for, any such convertible or exchangeable securities registered hereunder or pursuant to the anti-dilution provisions of any such securities.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, the securities offered hereby shall be deemed to cover additional securities to be offered to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

The proposed maximum per unit and aggregate offering prices per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)

The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(5)

Share purchase contracts to purchase Class A Common Shares or other securities registered hereunder. Share purchase contracts may be issued separately or as share purchase units. Share purchase units may consist of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts.

(6)	May include senior or subordinated debt.

(7)

Warrants may entitle the holder to purchase our common shares, debt securities or any combination thereof. Warrants may be issued independently or together with common shares, and the warrants may be attached to or separate from such securities.

(8)	Rights evidencing the right to purchase common shares, or debt securities.

(9)	Each unit may consist of one or more of the other securities described in this prospectus in any combination.

(10)

The amount to be registered also consists of up to $50,000,000 of an indeterminate amount of common shares, share purchase contracts and share purchase units, debt securities, warrants, rights, and units (the “Carry-Forward Securities”). There is also being registered hereunder such currently indeterminate number of Common Shares underlying such share purchase contracts and share purchase units, debt securities, warrants, rights, and units registered hereby, as the case may be; any such securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(11)

Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all Carry-Forward Securities sold by the registrant from time to time pursuant to this registration statement exceed $50,000,000.

(12)

The Carry-Forward Securities consist of securities previously registered under the Registration Statement on Form F-3 (File No. 333-248197), initially filed with the Securities and Exchange Commission on August 20, 2020, and declared effective on August 31, 20020 (the “2020 Registration Statement”), which securities remain unsold as of the date of this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fees relating to the Carry-Forward Securities under the 2020 Registration Statement will continue to be applied to such securities hereunder. The registrant paid a filing fee of $6,490.21 (calculated at the filing fee rate in effect at the time of the filing of the 2020 Registration Statement) relating to the Carry-Forward Securities, and no additional filing fee is due with respect to the Carry-Forward Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the 2020 Registration Statement the Carry-Forward Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry-Forward Securities under the 2020 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry-Forward Securities from the 2020 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Carry-Forward Securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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